SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date  of  report  (Date  of  earliest  event  reported)     July  20,  2000
                                                         ------------------


                           CANARGO ENERGY CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                        0-9147                 91-0881481
 ----------------------------     ------------------------     ----------------
 (State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)



             1580, 727 - 7th Avenue SW, Calgary, Alberta             T2P 0Z5
            ---------------------------------------------          ----------
              (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code     403-777-1185
                                                            ---------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

The matters discussed in this Report include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas exploration, development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Registrant's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Registrant's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cannot give assurance that the results anticipated herein will be attained.


ITEM  5.     OTHER  EVENTS


          On July 20, 2000, CanArgo Energy Corporation (the "Registrant") concluded an agreement (the "Agreement") with JSC National Oil Company ("Georgian Oil") and the State Agency for the Regulation of Oil and Gas Resources of Georgia on its participation in the Norio Block XIC (the "Block") located in eastern Georgia.

          The Agreement mandates the Registrant will be granted a one year right to negotiate exclusively for a Production Sharing Contract ("PSC") for the Block, with the terms of this PSC being similar to those applying to the Registrant's existing Nazvrevi / Block XIII contract.

          The Registrant proposes to conduct a seismic acquisition program on the Block later this summer to firm up its planned drilling program for 2001. Under the terms of the Agreement, the cost of the seismic program will be offset against commitments under the PSC and will be refunded in the event that a PSC is not concluded within the one-year exclusivity period. The Registrant plans to take a partner in this project.

          Covering an area of 1,520 km2 close to the capital, Tbilisi, the Block lies to the immediate north of the large Samgori oilfield and adjacent to the Registrant's producing Ninotsminda field. In addition to two existing shallow fields, available data has identified several structures in the deeper Middle Eocene and Cretaceous horizons. It is expected that the seismic program to be conducted will confirm the prospectivity of the block and identify possible drilling locations for 2001-2002.

          On July 24, 2000, the Registrant's wholly owned subsidiary, Ninotsminda Oil Company ("NOC"), executed a binding Participation Agreement with AES Gardabani, a subsidiary of AES Corporation of the United States. The agreement relates to the exploration and potential future development of gas prospects on the Registrant's Ninotsminda license in Georgia.

          Under the agreement, AES Gardabani will earn a 50% interest in identified prospects at the Cretaceous stratigraphic level by funding a portion of the cost of a three-well exploration program.

          The program will be implemented by the Registrant's existing operations unit in Georgia, directed jointly by the Registrant and AES. The first well of this three-well program will be N97 (C1), which is expected to commence next week.

          In the event of a successful exploration program, the agreement mandates a long-term gas sales contract to units 9 & 10 of the Gardabani thermal power plant, recently acquired by AES. NOC already has an existing contract to supply gas to the Gardabani plant from the shallower Middle Eocene reservoir in its producing Ninotsminda field.

          On July 26, 2000, the Registrant announced it has received approval for a primary listing of its common shares on the Oslo Stock Exchange ("OSE").

          Its common shares will trade on the OSE under its existing symbol "CNR." These shares will continue to be quoted on the OTC Bulletin Board under the symbol "GUSH."

         (c)     Exhibits

99(1)  Press release dated July 20, 2000 relating to an agreement between the
       Registrant,  JSC National Oil Company and the State Agency for the Regulation of
       Oil  and  Gas  Resources  of  Georgia  on  the  Norio  Block
99(2)  Press  release  dated  July  24,  2000  relating  to  a  Participation
       Agreement  between  the  Registrant's  wholly  owned subsidiary, Ninotsminda Oil
       Company  and  AES  Gardabani
99(3)  Press  release dated July 26, 2000 relating to the Registrant securing a  primary  listing  on  the  Oslo  Stock  Exchange

                                   SIGNATURES
                                   ----------


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    CANARGO  ENERGY  CORPORATION


Date:     July  27,  2000                         By:     /s/Maria  Rees
                                                          --------------
                                                          Maria  Rees
                                                          Corporate  Secretary


                                                                             FILED WITH
EXHIBIT                                                                         THIS
NUMBER    EXHIBIT                                                              REPORT
-------   ---------------------------------------------------------------    ----------

99(1)     Press release dated July 20, 2000 relating to an agreement between the Registrant,  JSC National Oil Company and the
          State Agency for the Regulation of Oil  and  Gas  Resources
          of  Georgia  on  the  Norio  Block                                      X
99(2)     Press  release  dated  July  24,  2000  relating  to  a
          Participation Agreement  between  the  Registrant's  wholly
          owned subsidiary, Ninotsminda Oil Company  and  AES  Gardabani          X
99(3)     Press  release dated July 26, 2000 relating to the Registrant
          securing a  primary  listing  on  the  Oslo  Stock  Exchange            X